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                                                                  Exhibit 10.29

                           2005 MANAGEMENT STOCK PLAN
                                       OF
                             OGLEBAY NORTON COMPANY

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, made as of _________, 2005, by and between OGLEBAY NORTON COMPANY (the "Corporation") and _____________ (the "Recipient").

         WHEREAS, the Corporation has established the 2005 Management Stock Plan of Oglebay Norton Company (the "Management Stock Plan") pursuant to which shares of the Corporation's common stock, par value $0.01 per share ("Shares"), may be awarded to employees of the Corporation and its Subsidiaries; and

         WHEREAS, the Corporation has granted to the Recipient a restricted stock award pursuant to the Management Stock Plan; and

         WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said restricted stock award;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Restricted Stock Award.

                  1.1 Pursuant to the Management Stock Plan, the Recipient has been awarded on _______________, 2005 (the "Award Date"), a restricted stock award with respect to __________ Shares (the "Restricted Stock Award"), subject to the terms, conditions and restrictions set forth in the Management Stock Plan and in this Agreement.

                  1.2 The Restricted Stock Award and this Agreement are subject to all of the terms and conditions of the Management Stock Plan, which terms and conditions are hereby incorporated by reference. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Management Stock Plan.

         2. Vesting and Restrictions. Restrictions shall be imposed on a transfer of the Shares issued pursuant to the Restricted Stock Award, and such Shares shall be subject to risk of forfeiture, as follows:

The Shares issued pursuant to the Restricted Stock Award shall become vested at the rate of 25% per year on each of July 1, 2005, July 1, 2006, July 1, 2007 and July 1, 2008, provided the Recipient is still in the employ of the Corporation or a Subsidiary on each such respective vesting date. Restrictions shall be imposed on any transfer of the Shares subject to the Restricted Stock Award until such time as the Shares shall become vested in accordance with this
Section 2. If the Recipient's employment with the Corporation and its Subsidiaries terminates prior to the date on which the Shares become vested, any Shares (and any dividends, distributions and



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adjustments with respect thereto) which were not theretofore vested shall be forfeited. Notwithstanding the preceding, 100% of the Shares shall become vested in the event of any of the following: (i) the consummation of a Change in Control while the Recipient is in the employ of the Corporation or a Subsidiary,
(ii) termination of the Recipient's employment by the Corporation or a Subsidiary without Cause or (iii) such special circumstance or event as in the opinion of the Committee merits special consideration. Any other applicable restrictions or conditions under the requirements of any stock exchange upon which the Shares issued pursuant to the Restricted Stock Award or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed.

         3. Stockholder Rights. Except to the extent of the restrictions set forth in Section 2, the Recipient shall have all the rights and privileges of a beneficial and record owner with respect to the Shares issued pursuant to the Restricted Stock Award; provided, however, that (i) any stock certificate or certificates representing such Shares shall be retained by the Corporation for the Recipient's account until such Shares become vested, and (ii) dividends, distributions and adjustments with respect to such Shares shall be subject to the same restrictions and risk of forfeiture as are imposed on the Shares, and shall be retained by the Corporation for the Recipient's account and for delivery to the Recipient, together with the stock certificate or certificates representing such Shares, if, as and when such Shares become vested.

         4. Restrictive Legend. Any certificate representing Shares issued pursuant to the Restricted Stock Award shall bear a legend making appropriate references to the restrictions imposed by this Agreement. At such time as Shares become vested pursuant to this Agreement, a new certificate representing such Shares shall be issued (in substitution for the prior certificate) which shall, if applicable, bear a legend making appropriate references to any restrictions imposed by stock exchange and/or securities law requirements. Notwithstanding any other provision of this Agreement or the Management Stock Plan to the contrary, in lieu of issuing one or more stock certificates representing Shares, record ownership of the Shares issued pursuant to the Restricted Stock Award in the name of the Recipient may, in the sole discretion of the Corporation, be evidenced by appropriate entry in the Corporation's stock ownership records, in which case the Recipient may receive a certificate or certificates representing such Shares only by written request to the Corporation.

         5. Recipient Bound by the Management Stock Plan. The Recipient hereby acknowledges receipt of a copy of the Management Stock Plan and agrees to be bound by all the terms and provisions thereof, including, without limitation, the Corporation's and Subsidiaries' tax withholding rights with respect to the Shares issued pursuant to the Restrictive Stock Award. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Management Stock Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Management Stock Plan, as it may deem advisable to effectuate the purpose of the grant of the Restricted Stock Award.


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         6. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         7. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

         8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, except to the extent that such laws are preempted by the federal laws of the United States of America. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Cleveland, Ohio for the adjudication of any dispute hereunder.

         9. Successors in Interest. This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns. This Agreement shall inure to the benefit of, and be binding on, the Recipient and the Recipient's legal representatives. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Recipient's heirs, executors, administrators and successors. This Agreement shall not be assignable by the Recipient.

         10. Entire Agreement. This Agreement, together with the Management Stock Plan, constitutes the entire agreement between the parties hereto with respect to the Restricted Stock Award.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            OGLEBAY NORTON COMPANY


                                            By:
                                                -------------------------------


                                            -----------------------------------
                                            [Name of Recipient]





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